RESCISSION OF STOCK EXCHANGE AGREEMENT
                                       AND
                              RELEASE OF ALL CLAIMS


         A Stock Exchange Agreement dated December 8, 1995 (the "Agreement") was entered by and between BRIA Communications Corporation, a New Jersey corporation ("BRIA"), AltaChem Group, Inc. Ireland, a corporation formed under the laws of Ireland ("AltaChem"), James Tilton, an individual, and Aster De Schrijver, an individual and the sole shareholder of AltaChem prior to the Agreement (BRIA, AltaChem, Tilton and De Schrijver are hereinafter collectively referred to as the "Parties"). Pursuant to the Agreement, BRIA acquired all issued and outstanding shares of AltaChem, making AltaChem its wholly owned subsidiary. The Company issued 18,740,976 shares of its common stock, par value $0.001, to De Schrijver as consideration for his delivery of all of AltaChem's common shares and 2,883,200 shares to James Tilton as consideration for his services rendered pursuant to the agreement.

         For valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree to rescind and terminate ab initio the December 8, 1995 Stock Exchange Agreement because material conditions in the Agreement have not been fulfilled and the Parties have determined that the terms set forth in the Agreement are no longer in the best interests of any of the Parties. The Parties agree not to be bound by the terms of the Agreement, and further agree to hold one another harmless, release any and all claims against one another stemming from the Agreement, and indemnify one another with respect to any obligations arising pursuant to or from the Agreement.

         James Tilton and Aster De Schrijver hereby agree to immediately return all 21,623,996 shares of BRIA's Class A common stock to BRIA's transfer agent, American Stock Transfer at 40 Wall Street, 46TH Floor, New York, NY 10005. Upon receipt by the transfer agent, such shares shall be destroyed. BRIA hereby agrees to immediately deliver all shares of AltaChem's common stock to Aster De Schrijver. The recission contemplated in this document is complete when all shares have been delivered pursuant to this Paragraph.


/s/ Richard Lifschutz                                           /s/ James Tilton
Richard Lifschutz, President                         AltaChem Group, Inc.Ireland


/s/ James Tilton                                          /s/ Aster De Schrijver
James Tilton                                                  Aster De Schrijver